Exhibit 10.54

MASTER SERVICES AGREEMENT

Sunesis

Final Version

25 June 2010

MASTER SERVICES AGREEMENT

(“MSA”)

AGREEMENT made on the 21st day of June 2010 (“Effective Date”)

BETWEEN	ICON CLINICAL RESEARCH LIMITED, a limited liability company incorporated under the laws of the Republic of Ireland with its registered office at South County Business Park, Leopardstown, Dublin 18, Ireland on behalf of itself and its affiliates (hereinafter individually or collectively known as the context may require “ICON”),

AND	SUNESIS PHARMACEUTICALS, INC., a Delaware corporation, with offices at 395 Oyster Point Boulevard, Suite 400, South San Francisco, California 94080, United States of America (hereinafter “SUNESIS”)

(each a “Party”, collectively “Parties”).

RECITALS:

A.	WHEREAS, ICON is a contract research organization engaged in the business of providing personnel and expertise to the pharmaceutical and biotechnology industries worldwide in the areas of management of clinical trials (phases I to IV inclusive), data management, statistical analysis, data imaging, staffing and reporting of clinical studies, laboratory and other ancillary services, and;

B.	WHEREAS, SUNESIS is a biopharmaceutical company focused on the development and commercialization of new oncology therapeutics, and;

C.	WHEREAS, SUNESIS may wish to retain the services of ICON from time to time to perform clinical trial services and related services (the “Services”) in connection with certain clinical studies (individually, a “Study”, collectively “Studies”), as are specified in separate work orders (“Work Orders”); and

D.	WHEREAS, the Parties hereto desire to agree upon various terms and conditions that will govern their business relationship for the term specified herein in connection with the Studies conducted by SUNESIS.

NOW, THEREFORE, THE PARTIES HERETO AGREE AS FOLLOWS:

1.	SERVICES & OBLIGATIONS OF THE PARTIES:

1.1.	Purpose - The purpose of this document is to establish a master services agreement between ICON and SUNESIS for the provision of Services. As a “master” form of contract, this MSA allows the

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Parties to contract for multiple projects through the issuance of multiple Work Orders (as defined above), without having to re-negotiate the basic terms and conditions contained herein.

1.2.	Non-Core Clinical Site Management Services - Where SUNESIS requests ICON to provide the following non-core clinical site management services: central laboratory services, Interactive Voice Response System (IVRS), data management, statistics, pharmacovigilance, medical monitoring, phase I or staffing services (collectively, “Non -Core Clinical Site Management Services”) in connection with any Study hereunder, SUNESIS acknowledges that additional terms and conditions may apply to such Non-Clinical Site Management Services which shall be mutually agreed to by the Parties and included in the relevant Study Work Order.

1.3.	Competitive Bid - Whenever SUNESIS wishes ICON to work on a Study under this MSA, SUNESIS may invite ICON by means of a Request for Proposal (“RFP”), to bid competitively on the Study. If so, SUNESIS and ICON will subsequently discuss the specifications, responsibilities, costs and other pertinent aspects of the Study outlined in the RFP, and ICON will provide a competitive offer document, which shall include a cost proposal and assumptions applicable to that Study showing all direct ICON costs, as well as pass-through costs (where available).

1.4.	Contract Execution - In the event that the Parties shall reach agreement with respect to a particular Study, the Parties shall execute a Work Order substantially in the form of Attachment A hereto, Sample Work Order, with respect to such Study. When Services for a Study must commence prior to the final agreement and execution of the Work Order, ICON shall require from SUNESIS, a written authorization to proceed (a “Written Authorization”) prior to ICON actually providing the Services for the Study. Any and all Written Authorizations shall be for a limited term and include, without limitation, all applicable transfer of SUNESIS’ regulatory obligations pursuant to such Study, scope of work and timelines, a billable maximum amount and payment schedule.

1.5.	Collective Agreement - Upon execution of a Work Order, that Work Order together with the MSA shall collectively, independent from any other Work Orders, constitute the entire agreement for the specific Study. This MSA shall be deemed to apply to each such Work Order so executed as fully and with like effect as though this MSA was re-executed at the time such Work Order is executed.

1.6.	Prevailing Terms - To the extent there is any conflict between or among the terms of the MSA and a Work Order hereunder, the terms of the MSA shall govern except to the extent that such Work Order specifically modifies the MSA. Any such modification shall apply only to the Study or Studies pertaining to such Work Order and shall not act as an amendment of this MSA as it relates to any prior or subsequent Work Order.

1.7.

Provision of Services - ICON hereby agrees that it will perform all Services in good faith and in accordance with: (i) accepted industry practice; (ii) all applicable federal, state and local laws, rules, decrees, regulations, and published industry accepted guidelines, including without limitation Good

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Clinical Practices (“GCP”), the International Conference on Harmonization (“ICII”) guidelines, relating to clinical investigations and the use of Study drugs in humans, to personal data protection, electronic data and other guidances of the United States Food and Drug Administration (“FDA”); (iii) the MSA and applicable Work Order; and (iv) the applicable Study protocol. SUNESIS hereby agrees that ICON will not be held liable in the event that the Services performed by ICON under the terms of the MSA, Work Orders or if applicable, related Study protocols, become, partly or as a whole, inconsistent with a new law or legal obligation, rule or regulation which are applicable to the conduct of clinical trials, and which would become effective during the performance of such Services, In such case, SUNESIS agrees to indemnify ICON from any Claim (as the term is defined in Section 6 below) arising from a violation referred to in this paragraph.

1.8.	Antecedent Services - Within thirty (30) days of ICON’s receipt of SUNESIS’ written notification awarding a Study to ICON, ICON shall require the execution of a Work Order for such Study. ICON shall not be obligated to commence any work for any Study or project pursuant to this MSA until such Work Order has been executed by the Parties. In the event that ICON, in good faith and with the Written Authorization from SUNESIS, provides Services to SUNESIS prior to, or in contemplation of, the formal execution of a Work Order in respect of any Study intended by the Parties to be governed by the terms of this MSA, ICON shall be entitled to payment by SUNESIS in respect of any Services so provided (including Pass Through Costs) in accordance with the applicable Written Authorization.

2.	RELATIONSHIP BETWEEN THE PARTIES:

2.1.	Independent Contractor - In undertaking to perform any of the Services, ICON is doing so as an independent contractor, and nothing in this MSA shall be construed as creating any relationship of partnership, joint venture or agency between the Parties hereto. No relationship of employer or employee shall arise or be created under this MSA as and between SUNESIS and ICON and /or any ICON employees or consultants (individually and collectively, “ICON Personnel”) or Permitted Subcontractors (as discussed in Section 8.2 below) engaged by ICON to perform the Services. Neither Party shall have any authority by virtue of this MSA to contract or otherwise act on behalf of the other. Neither Party shall represent itself as an agent of the other.

2.2.	Personnel Assigned - The initial Study team assigned by ICON to an applicable Study shall be approved by SUNESIS in advance of the start of the Study. SUNESIS reserves the right, within reason, to require the replacement of any ICON Personnel providing the Services under this MSA. The Services shall be performed by ICON under the direction of the person identified as the project manager in the applicable Work Order or such other person acceptable to SUNESIS.

2.3.	Change of Personnel - ICON agrees to use reasonable efforts to ensure the continuity of key ICON Personnel assigned to a Study under this MSA. ICON reserves the right to change any such assigned personnel provided that:

2.3.1. where feasible, at least two (2) weeks prior notice in writing of such proposed change in respect of key ICON Personnel is given to SUNESIS; and

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2.3.2. ICON Personnel proposed for replacement shall have substantially equivalent qualifications as the personnel being replaced; and

2.3.3. where feasible, SUNESIS shall have the right to meet and approve any replacement ICON Personnel prior to their appointment to a Study hereunder.

2.4.	Affiliates

2.4.1. Affiliates - SUNESIS and ICON agree that their respective Affiliates may also execute Work Orders under this MSA. Furthermore SUNESIS agrees that ICON may use the services of its Affiliates to fulfill ICON’s obligations under this Agreement. Any Affiliate(s) so used shall be subject to all of the terms and conditions applicable to the respective Party under this Agreement.

2.4.2. Definition - For the purposes of this MSA and any Work Orders hereunder “Affiliate” shall mean any entity, which controls, is controlled by, or is under common control with that Party. In this context “control” shall mean (i) ownership by one entity, directly or indirectly, of at least fifty percent (50%) of the voting stock of another entity; (ii) power of one entity to direct the management or policies of another entity by contract or otherwise; (iii) both entities being directly or indirectly owned by the same party; or (iv) any other relationship between a Party and an entity which both SUNESIS and ICON have agreed in writing may be considered sufficiently affiliated to a Party.

2.5.	Staff Solicitation - During the Term (as defined in Section 3.1 below) of this MSA, or any Work Order issued hereunder whose completion extends beyond the Term, and for one (1) year thereafter the Parties each agrees not to solicit directly or indirectly, any employee of the other Party for employment whether as an employee, independent contractor or otherwise. If either Party breaches this provision, the breaching Party agrees to pay the non-breaching Party such employee’s first year base salary (exclusive of any bonuses, relocation allowance, stock options, and benefits), to be calculated as the base salary otherwise payable by the non-breaching Party at the time of employee’s departure from the non-breaching Party’s employment. This payment provision shall not apply to hiring the non-breaching Party’s employees who, independent of the breaching Party’s solicitation, direct or indirect, apply for a position with breaching Party and are hired by the breaching Party, nor shall it apply to ex-employees of the non-breaching Party; in each of these cases, the breaching Party shall be free to hire without obligation whatsoever to non-breaching Party.

2.6.

Investigator Contract Format - If a particular Work Order obliges ICON to contract with investigators, investigative sites or hospital administrators or directors, (collectively “Investigators”) or to facilitate SUNESIS’ contracting with Investigators, then any such contract shall be in a form mutually acceptable to SUNESIS and ICON, which contract shall include, without limitation, provisions addressing the specific duties and standards of the parties, confidentiality, indemnification, ownership of intellectual property and debarment certification. In the event that Investigators require substantial deviation from the Parties mutually acceptable Investigator contract format, ICON shall, discuss with and obtain approval from SUNESIS for such deviation, and when instructed by SUNESIS, either incorporate such deviations or endeavour to reach a compromise regarding the same. Should any negotiation between ICON and the Investigators result in a deadlock

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or remain unresolved for a period of time, not to exceed three (3) months, ICON will notify SUNESIS to discuss whether or not negotiations should continue with such Investigators or whether alternative Investigators need to be selected (SUNESIS acknowledges that such an alternative may result in the need for a change in costs or Study timelines).

3.	TERM & TERMINATION

3.1.	Term of MSA - This MSA shall commence on the Effective Date hereof and shall continue for a period of five (5) years, unless and until terminated in accordance with Section 3.2 below (the “Term”). In the event that the Parties have executed a Work Order under the terms of which ICON is providing Services to SUNESIS and where the provision of Services is to continue past the prospective termination date of the MSA, the Parties hereby agree that the terms and conditions of this MSA and each applicable Work Order shall continue to apply, and the Parties shall continue to perform in accordance with this MSA, the applicable Work Order and any corresponding Change Order thereto, with respect to each affected Study.

3.2.	Early Termination

3.2.1. SUNESIS may terminate this MSA and/or any Work Order with or without cause on sixty (60) days prior written notice to ICON;

3.2.2. This MSA and /or any Work Order may be terminated at any time by mutual written consent of both Parties hereto;

3.2.3. This MSA may be terminated by either Party if the other Party or its Affiliate commits any material breach of any of the provisions of this MSA, and, in the case of a material breach capable of remedy, fails to remedy the same within thirty (30) days after receipt of a written notice giving full particulars of the material breach and confirming the intention to terminate if not remedied;

3.2.4. Any Work Order may be terminated by either Party if the other Party or its Affiliate commits any material breach of any of the provisions of such Work Order or any provisions of this MSA affecting such Work Order, and, in the case of a material breach capable of remedy, fails to remedy the same within thirty (30) days after receipt of a written notice giving full particulars of the material breach and confirming the intention to terminate if not remedied;

3.2.5. Either Party may terminate this MSA, including all Work Orders then in effect at the time of termination, immediately, if either Party shall become bankrupt or insolvent or if all or a substantial part of its business or assets shall be placed in the hands of a Receiver, Administrator, Administrative Receiver, Trustee in Bankruptcy or similar or analogous officer or an insolvency practitioner, whether by its voluntary act or otherwise; and

3.2.6. Any Work Order may be terminated by either Party for reasons of patient safety, immediately upon notification by telephone, which shall then be followed by written confirmation.

3.2.7. In the event that ICON reasonably determines that its continued performance of the Services contemplated by this MSA would constitute a potential or actual violation of regulatory or scientific standards of integrity, ICON may terminate this MSA and/or the affected Work Orders, by giving written notice to SUNESIS of the intended termination, and the Parties shall in good faith and use commercially best efforts to maintain the integrity of the affected Studies, and control and limit the cost associated with the closure of the Studies or transition of the Studies from ICON to SUNESIS

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or SUNESIS’ designee. Any written termination notice shall identity the specific Work Order or Work Orders that are being terminated.

3.3.	Survival of Rights on Termination - The expiration or earlier termination of this MSA for whatever reason shall not affect the accrued rights of either SUNESIS or ICON arising under or out of this MSA, and all provisions which are expressed to or by implication survive this MSA shall remain in full force and effect.

3.4.	Return of Materials on Termination - Upon termination of this MSA for any reason, ICON shall, at SUNESIS’s reasonable cost, deliver to SUNESIS all documents, data, records and SUNESIS Intellectual Property (as defined in Section 5.9 of this Agreement) and materials in whatever form (including any reproductions of same) of any nature pertaining to ICON’s provision of the Services under this MSA and/or pertaining to any Confidential Information as described in Section 5 (excluding ICON Intellectual Property as defined at Section 5.8 ) (“Materials”). Notwithstanding the foregoing, ICON may retain, solely for the purpose of determining the scope of its obligations under this MSA, one (1) copy of the Materials. If requested by SUNESIS, ICON shall at SUNESIS’s reasonable cost and upon an acceptable archiving contract being signed by ICON and SUNESIS archive SUNESIS specified Materials.

3.5.	Separate Termination Provisions - Notwithstanding the above, each Work Order entered into pursuant to this MSA may be terminated in accordance with its own termination provisions. The provisions of this MSA shall remain unaffected by the termination of individual Work Orders. In the event of any conflict in such termination provisions, the termination provisions contained in the applicable Work Order shall govern in respect of the Work Order.

3.6.	Transition Upon Termination - Upon termination, the Parties agree to cooperate with each other to ensure an orderly wind-down of the Services provided by ICON hereunder, ICON will cease performing any work not necessary for the orderly wind down of the Services in connection with all affected Studies or for the fulfillment of regulatory requirements, and use commercially best efforts to control and limit the cost to SUNESIS associated with the conclusion and/or transition of the Services to SUNESIS or its designee, as instructed by SUNESIS, and as expeditiously as possible and in accord with all regulatory requirements. Additionally, ICON shall be compensated for all fees and costs in accordance with Section 4.9 below.

4.	PAYMENT

4.1.

Budget/Schedule of Fees - A budget and schedule of fees and payments for the provision of the Services, as agreed between the Parties, shall be included in each Work Order. SUNESIS shall pay ICON its direct fees (the “Fees”) together with costs which are incurred by ICON on behalf of and pre-approved by SUNESIS (“Pass Through Costs”) in respect of the Services provided in accordance with the terms and conditions set out in each applicable Work Order. The Parties agree that the structure of all payment schedules set out in a Work Order will ensure (at a minimum) that

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ICON remains cash neutral in each calendar quarter throughout the term of the Study, Profit factors and overhead will not he applied to Pass Through Costs.

4.2.

Float - To ensure ICON does not suffer a cash-flow depletion as a result of the performance of any of the Services, the Parties agree, in respect of each Work Order, ICON will invoice SUNESIS with ICON’S estimated Fees and Pass Through Costs (“Pre-Payment”) through the end of the first full calendar month following the execution of such Work Order, Thereafter, ICON will invoice SUNESIS on the first (1st) day of each calendar month for estimated Fees and Pass Through Costs for that month. The prior month’s Pre-Payment is creditable against the current month’s Pre-Payment invoice. If the Pre-Payment decreases from month-to-month, the decrease is creditable against the invoice for actual Fees and Pass Through Costs for that month.

4.3.	Contract Currency

All payments shall be made in U.S. Dollars (the “Contract Currency”).

4.4.	Currency Fluctuation

4.4.1 Currency Fluctuation for Fees - If Fees have been costed in another currency, conversion to the Contract Currency will be made at the rate set out in the Work Order (“Contracted Rate”). The Parties agree that if the average exchange rate for that quarter as per www.reuters.com (“Reuters Rate”) is more than 5% different from the Contracted Rate, ICON shall at the end of that quarter reconcile the amount of the invoices billed to SUNESIS in that quarter (“Actual Invoiced”) against the same invoices as converted using the Reuters Rate (“Invoices Converted”). In such an event, ICON shall either pay or invoice (as applicable) SUNESIS for an amount equal to the difference between the Actual Invoiced and the Invoices Converted.

4.4.2 Currency Fluctuation for Pass Through Costs - In reimbursing ICON for Pass Through Costs (including investigator grants) in any currency other than the Contract Currency, conversion to the Contract Currency will be made using the applicable currency exchange rate as published at www.reuters.com as of the last day of the previous month.

4.5.	Payment Terms - Any invoices submitted by ICON to SUNESIS shall include documentation and/or detail mutually agreed by the Parties. All invoices for Pass Through Costs shall include VAT (if applicable, and shall also indicate whether or not any such VAT charged may be recoverable by ICON). Taxes (and any penalties thereon) imposed on any payment made by SUNESIS to ICON shall be the sole responsibility of ICON. The SUNESIS contact to which invoices are to be sent shall be identified in each Work Order.

4.5.1. Unless otherwise expressly provided in the applicable Work Order, ICON shall submit to SUNESIS an invoice under each such Work Order describing the Services provided and the associated Fees and Pass Through Costs incurred during a particular month on a monthly basis and SUNESIS shall pay all undisputed invoices within thirty (30) days of date of receipt of each such invoice. Interest may be charged in the amount of 1.5% per month (or part thereof) in respect of all invoice payments received by ICON more than sixty (60) days after receipt of each such invoice by SUNESIS.

4.5.2. If any portion of an invoice is disputed, SUNESIS shall pay the undisputed amounts in

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accordance with the terms above, and the Parties shall use good faith efforts to reconcile differences or discrepancies with regard to any disputed amount as soon as practicable. No interest penalty shall be charged to SUNESIS on any such disputed amounts.

4.5.3. The Parties agree that ICON will

4.5.3.1. code all invoices in sufficient detail to facilitate the ending of costs to SUNESIS’s general ledger; and

4.5.3.2. provide SUNESIS with accruals estimates for SUNESIS’s accounting purposes within five (5) business days from the end of the related calendar month (including Pass Through Costs); and

4.5.3.3. provide SUNESIS with pertinent information to allow verification of any and all investigator grant accruals against the Clinical Trial Management System (CTMS).

4.5.4. SUNESIS acknowledges that the Pass Through Costs contained in any Work Order may contain an estimate based on the scope of work, timelines, and information supplied by third party service or supply providers, and that such costs cannot be predicted with complete certainty at the outset of a Study. ICON agrees to notify SUNESIS of any increases or decreases in the Pass Through Costs upon receipt of such information from third party service or supply providers or other sources, as the case may be, and that such information will be included in a Change Order to the applicable Work Order.

4.5.5. SUNESIS will have no obligation to pay ICON any Fees for Services performed under any Work Order hereunder in excess of the applicable budget for each task, including no further inflation adjustments, except as may be otherwise agreed to in writing by SUNESIS.

4.6.	Change Notices/Orders - Any change in the details of a Work Order promulgated under this MSA or the assumptions upon which such Work Order is based (including, but not limited to, changes in an agreed starting date for a Study or suspension of such Study by SUNESIS) or a delay in the provision of Study materials or information by SUNESIS may require changes in the budget and/or timelines, and shall require a written amendment to the Work Order (a “Change Order”). The process for Change Orders or out-of-scope-work is set forth under the Change Order Management Plan (COMP) attached hereto as Attachment B. Each Change Order shall detail the requested changes to the applicable task, responsibility, duty, budget, timeline or other matter. The Change Order will become effective as an amendment to the relevant Work Order and this MSA upon the execution of the Change Order by authorized representatives of the respective Parties. ICON shall not be obligated to initiate any changes to a project scope requested by SUNESIS until such time as the Parties agree to and execute the corresponding Change Order. Both Parties agree to act promptly and in good faith when considering a Change Order requested by the other Party.

4.7.	New Obligations - SUNESIS agrees that it will bear any financial costs ICON incurs as a result of its compliance with any new obligation that is created in the course of the performance of the Services pursuant to this MSA, as a result of the entry into force of a new law or legal obligation, rule or regulation which are applicable to the conduct of clinical trials.

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4.8.	Inflation Adjustments - Where services in a Work Order are provided by ICON over multiple calendar years, ICON may increase the Fees at the beginning of each calendar year to reflect increases in ICON’s business costs on a prospective basis only. Such increase may he based on annual surveys issued by various consultancy firms, including but not limited to “Allan Jones” and “Watson Wyatt”. Such tee increase shall be managed through the invoicing process in accordance with Section 4.6 above.

4.9.	Payment for Premature Termination - In the event that a Work Order is terminated prior to conclusion of the Study for any reason other than ICON’s material breach (Section 3.2.3), then SUNESIS shall pay ICON the following amounts:

4.9.1. payment of any outstanding amounts due for Services satisfactorily performed in connection with the affected Studies and in accordance with the applicable Work Orders, including all documented Pass Through Costs and all Fees actually incurred as of the date work on such Study is actually concluded;

4.9.2. any reasonable fees, expenses and costs other than the Fees and Pass Through costs set forth in the applicable Work Order, and approved in advance by SUNESIS, actually incurred by ICON to complete its obligations under the Work Orders; and

4.9.3. Any reasonable non-cancellable fees or Pass Through Costs incurred or contracted by ICON prior to such early termination.

If payments in a terminated Work Order are milestone-based and the Work Order is terminated after costs have been incurred by ICON toward achieving a milestone, but such milestone has not yet been completed, SUNESIS will pay ICON for actual work performed up to the date of termination in accordance with the schedule of fees set forth in the budget for the terminated Work Order, not to exceed the actual amount due for completion of such milestone. Upon receipt of the termination notice, ICON will submit an itemized statement of the Services completed and expenses incurred pursuant to the performance of the Services, any non-cancelable expenses relating to any unfinished Work Order, and payments received from SUNESIS in order to determine the balance to be paid by either Party to the other. Any refund or payment under this Section shall be made within thirty (30) days after SUNESIS’s receipt of ICON’s itemized statement.

4.10.	Address for Payments - All payments required to be made to ICON by SUNESIS shall be transferred by wire or SWIFT or any other means as specified by ICON in each applicable Work Order.

4.11.	Financial Audits - ICON will maintain true and complete financial records relating to the Services performed under this MSA, including expenses and labor hours (if applicable) applied in connection with any Work Order(s). During the term of each Work Order, and for twenty four (24) months after its completion, SUNESIS shall have the right, upon advance written notice to ICON or such other time if agreed by the Parties, and during normal business hours, to inspect the financial records (excluding any reports created by ICON solely for its own internal financial purposes and use), maintained by ICON with respect to the amounts paid, payable or to be paid by SUNESIS pursuant to each such Work Order.

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5.	CONFIDENTIALITY

5.1.	Confidential Information - In the performance of Services, it may be necessary or desirable for the Parties hereto to disclose Confidential Information (as defined below) and/or other proprietary information to one another or to third parties (such as Investigators or, Permitted Subcontractors) participating in the Studies. All Confidential Information of a Party shall remain the property of that Party. Each Party hereto agrees that any such Confidential Information of the other Party disclosed to it or to its employees, agents and contractors, shall only be used in connection with the legitimate purposes of this MSA, shall be disclosed only to those who have a need to know it and are obligated to keep same in confidence, and shall be safeguarded with all reasonable care.

5.2.	Definition of Confidential Information - For the purposes of this MSA, “Confidential Information” shall mean any and all information in whatever form including, but not limited to, information pertaining to all inventions, trade secrets, ideas, processes, programs and all tangible and intangible Information relating to formulations, products, processes, know-how, designs, formulas, methods, developmental or experimental work, clinical data, improvements, discoveries, pending or potential patent claims and any information derived therefrom, plans for research, new products, marketing and selling plans, business plans, budgets and unpublished financial statements, licenses, pricing and costing information, identities of and information relating to suppliers and clients and information regarding the skills and compensation of employees or other consultants of SUNESIS or ICON.

5.3.	Undertaking by the Parties Not to Disclose Each Party specifically undertakes that, during the period of this MSA and for a period of five (5) years thereafter, it shall not use, disclose, publicize, disseminate, promote or advertise any Confidential Information of the other Party, except to the extent expressly permitted under this MSA or as may be authorized in writing by the other Party.

5.4.	Binding Other Parties - The Party receiving Confidential Information (the “Recipient”) of the other Party (“Discloser”) shall be responsible for ensuring that any servants or agents, or any other persons who receive Confidential Information through it, are bound under the terms of this MSA.

5.5.	Exclusions - The confidentiality obligations of the Parties in Sections 5.1 to 5.4 shall not extend to any information which:

5.5.1. is or becomes generally available to the public otherwise than by reason of a breach by the Recipient of Sections 5.1 to 5.4 above; or

5.5.2. is known to the Recipient, and is at its free disposal and not subject to any confidentiality restrictions, prior to its receipt from the Discloser as established by written evidence; or

5.5.3. is subsequently disclosed to the Recipient without being made subject to an obligation of confidence by a third party as established by written evidence; or

5.5.4. is disclosed by the Recipient to a third party to such extent only as is necessary for the purposes contemplated by this MSA and subject to the Discloser using all reasonable endeavors to

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ensure that the person in question keeps the same confidential and does not use the same except for the purposes for which the disclosure is made; or

5.5.5. is independently developed by Recipient or its Affiliates without use of or access to Confidential Information of the Discloser, as evidenced by Recipient’s written files created at the time of such independent development.

5.6.	Disclosure by Law - Confidential Information may also be disclosed to the extent required by law provided that the Party making such disclosure of the other Party’s Confidential Information shall give maximum practical advance notice of same to the other Party hereunder and shall request maximum protective confidential treatment of such disclosure from the recipient thereof as may be afforded by law.

5.7.	Inventions Save any ICON Intellectual Property any and all inventions or discoveries (whether or not patentable), patents, know-how, trademarks, materials, information, data, innovations, suggestions, ideas and reports made or developed by personnel of either Party, alone or jointly with other persons, as a direct result of performing the Services (“Inventions”) shall be promptly disclosed to SUNESIS.

5.8.	ICON Intellectual Property

5.8.1. SUNESIS acknowledges that ICON possesses certain existing intellectual property independently developed by ICON, and which relates to its business operations, including but not limited to software and management tools to support the activities of ICON’S operations, which shall remain the exclusive property of ICON. The Parties agree that any improvements, modifications or developments to such intellectual property during the course of providing any Services shall be the exclusive property of ICON (“ICON Intellectual Property”).

5.8.2. ICON agrees that if, in the course of performing the Services for SUNESIS, ICON incorporates any ICON Intellectual Property into any Invention developed, SUNESIS is hereby granted and shall have a non-exclusive, royalty-free, perpetual, irrevocable, worldwide license to make, have made, modify, reproduce, display, use and sell that portion of the ICON Intellectual Property as part of or in connection with the exploitation of such Invention.

5.9.	SUNESIS Intellectual Property As between the Parties, all materials, documents (including its protocol), and information of every kind and description supplied to ICON by SUNESIS (with the exception of that in the public domain), and all concepts, Inventions, know-how, analytical frameworks and other intellectual property developed by any SUNESIS employees, consultants, representatives or contributors, or generated by any ICON Personnel or Permitted Subcontractors for SUNESIS under this MSA, excluding ICON Intellectual Property, shall be the sole and exclusive property of SUNESIS (“SUNESIS Intellectual Property”). Unless otherwise required by law or by the terms of this MSA all such SUNESIS Intellectual Property which ICON shall have in its possession or control shall be returned to SUNESIS upon completion or termination of this MSA.

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5.10.	Cooperation by ICON to Prosecute Protection - Except as set forth above, all work prepared by ICON under this MSA or any Work Order promulgated hereunder shall be considered a work made for hire for SUNESIS, and if it does not so qualify, ICON hereby assigns all of its rights, title and interest, including the copyright worldwide in the work to SUNESIS, effective upon creation, for use in any and all media, with or without modification and with or without attribution. ICON hereby assigns all of its rights, title, and interest in and to any and all SUNESIS Intellectual Property throughout the world to SUNESIS, ICON further agrees that it shall, upon the request and at the expense of SUNESIS, execute and deliver any and all instruments, documents and papers, give evidence and do any and all other acts which, in the reasonable opinion of SUNESIS, are or may be necessary or desirable to enable SUNESIS to acquire, maintain, defend and legally enforce any and all trademark registrations, patents and copyrights with respect to any work or Inventions or obtain any extension, validation, reissue, continuance or renewal of any such trademark, patent or copyright.

6.	LIABILITY & INDEMNITY

6.1.	Indemnification by ICON - Without prejudice to Section 6.5.1, ICON hereby agrees to indemnify SUNESIS its Affiliates and their members, officers, directors, employees, consultants and agents (collectively “SUNESIS Indemnitees”) from any loss, damage, cost or expense (including reasonable attorney’s fees) (“Loss”) arising from any third party: (i) claim; (ii) demand; (iii) assessment; (iv) action; (v) suit; or (vi) proceeding (each a “Claim”) arising or occurring during the Term as a result of ICON’s negligence or intentional misconduct; in the provision of any Services, provided that if such Loss and/or Claim arises in whole or in part from SUNESIS Indemnitees’ negligence or intentional misconduct, then the amount of the Loss that ICON shall indemnify SUNESIS for shall be reduced by an amount in proportion to the percentage of the SUNESIS Indemnitees responsibilities for such Loss as determined by a court of competent jurisdiction in a final and non-appealable decision or in a binding settlement between the Parties.

6.2.	Indemnification by SUNESIS Without prejudice to Section 6.5.1, SUNESIS hereby agrees to indemnify ICON its Affiliates and their members, officers, directors, employees, Permitted Subcontractors and agents (“ICON Indemnitees”) from Loss from any Claim arising from the performance of the Services by ICON pursuant to the MSA; provided that if such Loss and/or Claim arises in whole or in part from ICON Indemnitees’ negligence or intentional misconduct, then the amount of the Loss that SUNESIS shall indemnify ICON for shall be reduced by an amount in proportion to the percentage of the ICON Indemnitees’ responsibilities for such Loss as determined by a court of competent jurisdiction in a final and non-appealable decision or in a binding settlement between the Parties.

6.3. Responsibility for Claim

6.3.1. Where one Party (the “Indemnified Party”) seeks the indemnification of a Claim from the other Party (the “Indemnifying Party”), and the Indemnifying Party agrees that such Claim is fully covered by this indemnity provision and so long as it complies with its obligations under this Section 6, then it shall be permitted to direct the defence or settlement of such Claim.

6.3.2. If the Indemnifying Party disputes that the Claim is fully covered by this indemnity provision,

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then the Parties agree to resolve such dispute in accordance with Section 9 below.

6.4. Obligations of the Parties - The Parties must follow the below procedure when seeking indemnification:

6.4.1. promptly notify the Indemnifying Party of any such Claims against it;

6.4.2. make no admittance of liability;

6.4.3. authorize and permit the Indemnifying Party to conduct and exercise sole control of the defense and disposition (including all decisions relative to litigation, appeal or settlement) of such Claims (including access to pertinent records and documents and provision of relevant testimony) and to determine the scope of its obligations hereunder;

6.4.4. subject to the foregoing, the Indemnified Party shall be permitted to participate in the defense of any such Claims at its own cost and expense and the Indemnified Party’s consent shall be required for any settlement involving injunctive or other equitable relief against it, its assets, employees or business, which consent shall not be unreasonably withheld or delayed; and

6.4.5. upon request by the Indemnifying Party the Indemnified Party shall, in a timely manner, provide reasonable cooperation, information, and assistance (at the Indemnifying Party’s reasonable expense) in connection with the Indemnifying Party’s defence or settlement of the Claim.

6.5.	Limitations of Liabilities

6.5.1. Except for the breach of Section 5, neither Party shall be liable to the other Party for loss, damage, or liability in respect of loss of profits, business or revenue loss, special, indirect or consequential loss (even if foreseeable or in the contemplation of either Party).

6.5.2. SUNESIS shall be responsible for liabilities arising from errors or omissions made by it in the transmission of information to ICON, and ICON shall be entitled to assume the accuracy and lawfulness of all information transmitted to it by SUNESIS, and to rely on such information, for all purposes under this MSA.

6.5.3. ICON shall not be responsible for a failure to meet its obligations under this MSA to the extent caused by the following: (i) materially inaccurate data submitted by SUNESIS; (ii) any failure by SUNESIS to meet its obligations stated in this MSA; (iii) any failure of equipment, facilities or services not controlled or supplied by ICON. It is understood that ICON shall not be liable to SUNESIS nor be deemed to have breached this MSA for delays arising from SUNESIS’s failure to timely provide such required data, documents, materials or information, in order for ICON to perform the Services in accordance with agreed upon timelines or deadlines. SUNESIS acknowledges that if such delays occur, then performance of the Services by ICON shall be extended by the length of time of such delays; provided that the Parties shall consider opportunities to limit the impact of such delay by adjusting other elements of the schedules or timelines of any affected Study.

6.5.4. In no event will ICON have any liability, whether based in contract, tort (including, without limitation, negligence) warranty or any other legal or equitable grounds as a result of data, documents, information, materials, or the like received from SUNESIS for use by ICON in the performance of the Services.

6.5.5. Save as specifically provided in this MSA, all other warranties and conditions, express or implied by law or otherwise with respect to the work and the Services are hereby excluded and each

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Party hereby accepts the rights conferred by this MSA in lieu of any other such warranty condition or liability imposed by common law, statute or otherwise except in so far as such exclusion or limitation of the other Party’s liability is prohibited, void or unenforceable by law.

6.6.	Maintenance of Insurance - ICON and SUNESIS shall each at their own expense obtain and maintain insurance of a type and amount adequate to cover all loss, damage, liability, or costs with respect to which each is liable to indemnify the other under the provisions of this Section 6 and shall not do or omit any act, matter, or thing which may prejudice or render voidable any such insurance. All insurance must be provided by carriers with A.M. Best or S&P ratings of “A VII” or better.

More specifically, SUNESIS shall obtain and maintain insurance as follows:

6.6.1 Product and clinical trial liability insurance with respect to bodily injury and property damage, in a minimum amount of $10,000,000 per occurrence/annual aggregate, with such product and clinical trial liability insurance coverage continuing for a period of five (5) years following the close of the clinical trial. SUNESIS shall list ICON as an additional insured on the SUNESIS product and clinical trial liability insurance policies. Such insurance shall be in compliance with local law and legislation, as applicable.

Additionally, ICON and SUNESIS shall each obtain and maintain insurance as follows:

6.6.2 General commercial liability insurance, in a minimum amount of $1,000,000 per each occurrence, $2,000,000 in general aggregate coverage, and $1,000,000 for personal & advertising injury; and

6.6.3 Workers’ compensation insurance and employers’ liability insurance and shall include limits for employers’ liability as follows:

Bodily injury by accident: $1,000,000 for each accident;

Bodily injury by disease: $1,000,000 for each employee; and

Bodily injury by disease: $1,000,000 policy limit; and

6.6.4 Commercial automobile liability insurance for all owned, hired and non-owned vehicles with a per accident limit of $1,000,000; and

6.6.5 Commercial umbrella liability insurance with an occurrence limit of $5,000,000; and an aggregate limit (where applicable) of $5,000,000. Such commercial umbrella liability insurance policy shall be in excess of the commercial general liability, commercial automobile liability, and employers’ liability insurance policies.

6.6.6 Prior to commencement of any work under this MSA, each of ICON and SUNESIS shall, at its sole expense, maintain the required insurance on its own behalf, and shall furnish to the other Party, Certificates of Insurance evidencing same and reflecting the effective date of such coverage.

6.7	Survival of Obligations - The terms of this Section and the Parties’ obligations hereunder shall survive termination or expiration of this MSA and the completion of ICON’s Services hereunder.

7.	REGULATORY MATTERS

7.1.

Regulatory Inspections - If any Regulatory Authority (a) contacts either Party or any Investigator with respect to a Study, (b) conducts, or gives notice of its intent to conduct, an inspection at ICON or any Investigator site or (c) takes, or gives notice to either Party or any Investigator of its intent to

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take, any other regulatory action alleging improper or inadequate research practices with respect to any activity of ICON, an Investigator in connection with the Services provided under this MSA, the receiving Party shall notify the other Party within five (5) business days of such contact or notice, or sooner if necessary to permit that other Party to be present at, or otherwise participate in, any such inspection or regulatory action with respect to a Study, and shall supply that other Party with all information pertinent thereto. ICON shall allow the Regulatory Authority to have direct access to the records relating to the Services, with the exception of records and reports that are not otherwise required to be disclosed, for the purpose of inspection. ICON shall provide SUNESIS with copies of all documentation issued by any Regulatory Authority in connection therewith and any proposed response thereto and any other information SUNESIS may reasonably request.

7.7.1 For the purposes of this MSA “Regulatory Authority” means any national or local agency,

authority, department, inspectorate, minister, ministry official, parliament or public or statutory person (whether autonomous or not) of any government of any country having jurisdiction over either any of the activities contemplated by this Agreement including the FDA or any successor agency thereto, the European Medicines Agency (EMA), or the equivalent governmental or regulatory authority in any other country, in each case which has jurisdiction over this MSA, the Study or related protocol, or the activities of the Parties contemplated by this MSA, as the context requires.

7.2.	Debarment - ICON represents, warrants and covenants that it is not currently using, and will not knowingly in the future use, in any capacity, in connection with the performance of the Services, the services of any person debarred or, to the best of its knowledge, proposed for debarment under 21 U.S.C. § 335(a), or otherwise subject to any restrictions or sanctions by the FDA or any other Regulatory Authority or professional body with respect to the performance of scientific or clinical investigations (a “Debarred Person”). As soon as ICON becomes aware it shall immediately notify SUNESIS in writing if any person who is performing any of the Services is or becomes a Debarred Person or if any action, suit, claim, investigation, or other legal or administrative proceeding is pending or, to the best of ICON’s knowledge, threatened, that would make any person performing the Services hereunder a Debarred Person or would preclude ICON from performing its obligations under this MSA.

7.3.	Compliance - Both Parties will comply with all applicable regulations, legislation, guidelines, etc., including, but not limited to, personal data protection obligations. For the avoidance of doubt ICON shall act in respect of personal data for any Study as the data processor, SUNESIS will at all times remain the data controller. SUNESIS warrants in particular that all necessary notifications or approvals under applicable laws, rules or regulations and especially applicable personal data protection laws, rules or regulations, shall be done or obtained according to the case, prior to the commencement of the performance of the Services which will be performed by ICON to comply with the obligations set forth by the MSA, Work Orders or related protocols.

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8.	GENERAL PROVISIONS

8.1.	Assignment - This MSA and subsequent Work Orders may not be assigned by either Party without the prior written consent of the other Party, such consent not to be unreasonably withheld.

8.2.	Permitted Subcontractors

8.2.1. ICON shall be entitled to use agents and subcontractors in the provision of the Services, provided that SUNESIS does not object to that agent or subcontractor (collectively, “Permitted Subcontractors”). For the avoidance of doubt an Investigator is not a subcontractor of ICON.

8.2.2. Notwithstanding the foregoing, ICON may be authorized by SUNESIS to subcontract out certain services (e.g. electronic data capture) as a result of which SUNESIS may have access to a Permitted Subcontractor’s software or database or may require a license for such Permitted Subcontractor’s intellectual property. SUNESIS acknowledges that it will have to comply with the access/license terms of such Permitted Subcontractor. If required, SUNESIS will execute a license agreement with such Permitted Subcontractor. However the Parties agree that, where required, SUNESIS will use Oracle ORDC to host the database.

8.3.	License Save as is set out in each Work Order, SUNESIS warrants that it has all necessary valid and subsisting licenses and approvals for the purposes of the Studies pursuant to this MSA. ICON warrants that it has, as of the Effective Date, and shall maintain at all times during the Term, all necessary valid and subsisting licenses and approvals for the purposes of providing its services pursuant to this MSA.

8.4.	Notices - Any notice or other communication to be given under this MSA shall be in writing and shall be sent by registered post or overnight delivery (courier) service addressed as follows:

If to SUNESIS:

Sunesis Pharmaceuticals, Inc.

Attention: Legal Affairs

395 Oyster Point Boulevard, Suite 400

South San Francisco, California 94080

U.S.A.

If to ICON to:

ICON Clinical Research Limited,

Contract Management

South County Business Park,

Leopardstown, Dublin 18,

Ireland

or to such other designation as either Party may hereafter notify the other in accordance with other provisions in this Section. Notwithstanding the foregoing, notices relating to day to-day business

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communications necessary for the performance of routine duties arising under a separate Work Order shall be addressed to the appropriate individual for each Party as set forth in the applicable Work Order.

8.5.	Delivery - All such notices or other communications shall be deemed to have been duly served on the date received as follows:

8.5.1. if delivered by hand;

8.5.2. if sent by registered or certified post, return receipt requested, postage pre-paid, three (3) business days after being postmarked; or

8.5.3. if sent by overnight delivery (courier) service, the next business day.

8.6.	Modification & Waiver - No modification of this MSA shall be deemed effective unless in writing and signed by each of the Parties hereto, and no waiver of any right or delay in enforcing such right set forth herein shall be deemed effective unless in writing and signed by the Party against whom enforcement of the waiver is sought, nor shall any individual waiver or delay be deemed to apply beyond its express terms.

8.7.	Severability - If any provision of this MSA or any Work Order or portion thereof is held to be unenforceable or invalid by a court of competent jurisdiction, the validity and enforceability of the enforceable portion of any such provision and/or the remaining provisions shall not be affected thereby.

8.8.	Integration of MSA - This MSA represents the entire agreement between the Parties and supersedes all prior negotiations, representations or agreements, written or oral, regarding the terms described herein. All exhibits and appendices attached hereto shall be deemed to be fully incorporated into this MSA. Additionally, each Work Order and Change Order negotiated pursuant to this MSA is incorporated into and made part of this MSA by reference.

8.9.	Descriptive Headings - The descriptive headings of the sections of this MSA are inserted for convenience only and shall not control or affect the meaning or construction of any provision hereof.

8.10.	Force Majeure - Neither Party shall be liable for any failure to perform or delay in performing any obligations under this MSA if such failure or delay is due to fire, flood, earthquake, strike or any other industrial disturbance, war (declared or undeclared), embargo, blockade, legal prohibition, regulatory delay, drug delay, riot, insurrection or any other cause unforeseen event beyond the control of such defaulting Party preventing or delaying the performance of such obligations; provided that such obligations shall be performed immediately upon the termination of such cause and provided further that in the event of such failure or delay continuing for more than three (3) months either Party may, without incurring liability to the other, terminate this MSA or any affected Work Order immediately by written notice to the other Party.

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8.11.	Use of Name - Each Party, on behalf of itself, its employees and agents, agrees not to use the name of the other Party or its employees or agents in any publication, promotional material or other written or oral statement for public distribution, relative to the subject matter or existence of this MSA, except as otherwise required by applicable law, regulations, guidelines and standards or previously consented to in writing by the other Party.

8.12.	Governing Law - This MSA shall in all respects (including the formation thereof and performance thereunder), be governed by and construed in accordance with the laws in force in the United States of America] and the Parties hereto agree to submit to the exclusive jurisdiction of the courts of the State of New York without regards to conflicts of law provisions,

8.13.	Counterparts - This MSA may be executed in two (2) counterparts each of which shall be deemed an original, but both of which together shall constitute one and the same instrument. This MSA shall not be binding until ICON receives a signed original from SUNESIS.

8.14.	Survival - The expiration or earlier termination of this MSA, (howsoever caused) shall not affect any of the terms, provisions, representations or warranties hereof which are expressed to continue after such expiration or termination, nor shall any such expiration or termination affect the rights or obligations of either Party hereto in respect of any antecedent breach of this MSA.

8.15.	“Including” (and with correlative meaning “include”) - means including without limiting the generality of any description preceding such term.

9.	DISPUTE RESOLUTION

Dispute Resolution - The appropriate contract managers or other designated individuals representing both Parties shall meet and attempt in good faith to settle any dispute, claim or controversy arising out of or relating to the interpretation, performance or breach of this MSA (the “Dispute”). However, if the contract managers fail to resolve the Dispute within ten (10) business days (the “Initial Period”), then such Dispute shall be referred for resolution to a designated senior executive of each Party who has the authority to settle the Dispute but who is not directly involved in the Dispute. At the conclusion of the Initial Period, the disputing Party invoking this dispute resolution procedure shall give written notice to the other Party and such Party shall, within (10) business days submit a written response to the disputing Party. The notice and response shall include: (i) a statement of that Party’s position and a summary of evidence and arguments supporting its position; and (ii) the name and title of the senior executive who shall represent the Party. The designated senior executive of each Party shall attempt in good faith to settle such Dispute within thirty (30) days from the date the disputing Party receives the above written response. Notwithstanding anything herein to the contrary, nothing in this Section 9 shall preclude either Party from seeking interim or provisional relief, including, without limitation, a temporary restraining order, preliminary injunction or other interim equitable relief concerning a Dispute if necessary to protect the interests of such Party.

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IN WITNESS WHEREOF, the Parties hereto have caused this MSA to be duly executed by their authorized representatives as of the dates written below.

	SUNESIS PHARMACEUTICALS, INC.		ICON CLINICAL RESEARCH LIMITED

Date:	28 June 2010	Date:	15/July/2010

Signed:		Signed:
Name:	Steven B. Ketchum, Ph.D.	Name:
Title:	SVP, Research & Development	Title:

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ATTACHMENT A

WORK ORDER

WHEREAS:

I.	Sunesis Pharmaceuticals, Inc. (“SUNESIS”) and ICON Clinical Research Limited have entered into a Master Services Agreement dated [XXX] 20[XX] (the “MSA”). SUNESIS [or Name of SUNESIS Affiliate] enters into this Work Order (“WO”) with [Name of ICON Affiliate] (“ICON”) pursuant to the MSA, and is effective as of the day of <Month>, <Year> (the “WO Effective Date”).

II.	Except as modified by this WO, the terms and conditions of the MSA are incorporated herein by reference and shall govern the performance of the parties’ duties under this WO. In the event of any inconsistency between this WO and the MSA, the terms of the MSA shall govern, [optional except with respect to Section of the MSA, which Section is expressly amended by Section of this WO solely for purposes of this WO.]

III.	All capitalized terms not defined in this WO shall have the meanings applicable in the MSA.

THE PARTIES AGREE AS FOLLOWS:

1.	Protocol. The Study to be performed is entitled “ , No. ” and is set forth in the Protocol which is incorporated herein by reference. For purposes of this WO, the Study drug for the Study is defined as .

2.	ICON Services. The Services to be performed by ICON for the Study are set forth in detail in the ICON Project Specifications document attached as Exhibit A.

3.	Fees & Costs. The agreed ICON Fees and associated costs (including Pass Through Costs and other costs) are set out in Exhibit B.

4.	Payment Schedule. SUNESIS shall pay ICON in respect of the Services in accordance with the Payment Schedule and terms set forth in the attached Exhibit C.

5.	Project Activities. SUNESIS hereby transfers to ICON and ICON hereby assumes all the obligations of SUNESIS as the sponsor of the Study as set forth in the [attached Exhibit D or Cost Proposal] attached. SUNESIS shall retain the right to assume any of the duties delegated to ICON at any time and the Services and Exhibits shall be adjusted accordingly.

6.	Term. This WO shall take effect as of the WO Effective Date set forth above and shall be completed when all of the Services are fully performed in accordance with Exhibit A, unless terminated earlier or extended pursuant to the MSA.

7.	Notices. Notices relating to this WO shall be delivered in accordance with the MSA and addressed as follows:

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CLIENT:

Facsimile:

ICON:

Facsimile:

8.	Invoices. All ICON invoices should be forwarded to SUNESIS as follows:

Via Electronic Mail sent to (preferred method)

<Email Address of the primary contact for Sunesis>

With a copy to SUNESIS’ Accounting Dept: AP@sunesis.com

Via Mail

Sunesis Pharmaceuticals, Inc.

395 Oyster Point Boulevard, Suite 400

South San Francisco, CA 94080, USA

Attention: <Sunesis primary contact name, title, email & contact numbers>

[ Need client name, phone fax, and email for A / R follow- up.

Add payment information here – wire address, lock box address.]

Include any other terms and conditions that may be required which are specific to this study, e.g., identifying the parties to any project-related vendor, subcontractor, or site agreements. Some examples are provided below:

9.	Exhibits. The Exhibits attached hereto form an integral part of this WO and are hereby incorporated in this WO.

10.	Entire Agreement. With respect to the Services performed under this WO, this WO, including the attached Exhibits, and the MSA contain the entire agreement of the parties hereto. Any modifications to this WO must be in writing and signed by the parties.

IN WITNESS WHEREOF, the parties hereto have executed this WO on the day and year last written below.

	Sunesis Pharmaceuticals, Inc.		[Correct ICON entity]

Date:		Date:

Signed:		Signed:

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Name:	Name:

Title:	Title:

EXHIBITS to WO

A	-	ICON SERVICES
B	-	FEES & COSTS
C	-	PAYMENT SCHEDULE
D	-	TRANSFER OF OBLIGATIONS/TOM

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ATTACHMENT B

CHANGE ORDER MANAGEMENT PLAN (COMP)

Each Work Order shall have a Change Order Management Plan (COMP) agreed. When out of scope (OOS) work for a Study is recognized by either ICON or a SUNESIS team member, ICON and SUNESIS will proceed in the determination of the affected budget items under the applicable Work Order according to the following process.

1.	ICON will generate a Change Notification Form (CNF), in the format of the attached forms, and forward to SUNESIS’ primary contact for the Study. The CNF formalizes the request and allows SUNESIS to consider OOS work in terms of time and cost. Either a CNF or a formal Change Order to the applicable Work Order for the OOS work must be approved in writing by SUNESIS prior to ICON beginning such additional work.

2.	The SUNESIS primary contact, and/or a representative with appropriate authorization to approve the estimated cost of the OOS work, shall promptly review the CNF and approve/sign the CNF or request that a formal Change Order be processed.

3.	Approved CNFs can be processed in a formal Change Order immediately, or tracked and processed in a formal Change Order in accordance with the applicable Work Order’s COMP, but no less frequently than once per calendar quarter or when changes in the amount of 2% of the approved study budget have been accumulated.

The CNF shall offer the following choices to SUNESIS:

a)	Authorize ICON to start the identified OOS work immediately, and SUNESIS agrees to incur such costs up to an amount indicated on the signed CNF, while a formal Change Order to the applicable Work Order is being negotiated; or

b)	Request from ICON a cost estimate for the OOS work in a format consistent with the current approved Study budget. ICON will not start any OOS work until SUNESIS has evaluated the request and cost estimate, and has formally approved the request via a signed CNF or Change Order; or

c)	Authorize ICON to proceed with the OOS work in accordance with the signed CNF. ICON will log this OOS work in a Change Order Log. ICON will generate a formal Change Order document in accordance with the guidelines indicated in the study-specific COMP, but no less frequently than once per calendar quarter or when changes in the amount of 2% of the approved study budget have been accumulated; or

d)	Request ICON not to proceed with the OOS work outlined in the COMP and CNF.

F:\BD\_CONTRACTS

GROUP FILES\Sunesis

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CHANGE ORDER MANAGEMENT PLAN [Sponsor Name] [Protocol #] [Date Approved]

CHANGE ORDER MANAGEMENT PLAN (COMP)

The purpose of the COMP is to facilitate discussion and agreement between ICON and the Sponsor Company in a timely and accurate manner with regard to the management and agreement of Out of Scope contract activity.

ICON’s expectation of the COMP is that ICON will not begin work on any Out of Scope activity until the necessary documentation is in place in accordance to the agreed upon COMP with the Sponsor Company.

Study Identification

Protocol Number
Sponsor Study Number
ICON Study Number
Sponsor Project Manager
ICON Project Manager
Sponsor Outsourcing Manager
ICON Contract Analyst
ICON Account Executive
MSA Dates (if applicable)	Start Date:
End Date:
Contract /Work Order Effective Date

Plan Details

A. Communication Plan
1. Type
2. Frequency
3. Attendees
4. Chair
5. Principle agenda items

CHANGE ORDER MANAGEMENT PLAN [Sponsor Name] [Protocol #] [Date Approved]

B. Change Order Log (COL)
1. Frequency	Monthly
2. ICON person who will submit COLs to Sponsor	(Name)	(Title)
3. Sponsor person accountable for receipt of COLs	(Name)	(Title)
4. ICON and Sponsor personnel to receive COL	(Name) (Name) (Name) (Name)	(Title) (Title) (Title) (Title)
5. Sponsor person accountable for approval of COLs	(Name)	(Title)
6. COL reviews with Sponsor	Type Frequency Attendees

C. Change Orders (COs)
1. Confirm the template document to be used, bidgrid format agreed etc. (Attach blank template(s), where appropriate)
2. ICON person who will submit COs to Sponsor.	(Name)	Contract Analyst
3. Timeline for submission of CO by ICON	[Default ≤ XX working days from signed CNF or equivalent]
4. Sponsor person accountable for receipt of COs.	(Name)	(Title)
5. ICON and Sponsor personnel to receive CO.	(Name) (Name) (Name) (Name)	(Title) (Title) (Title) (Title)
6. Sponsor person accountable for approval of CO.	(Name)	(Title)

CHANGE ORDER MANAGEMENT PLAN [Sponsor Name] [Protocol #] [Date Approved]

7. Sponsor turnaround timeline for review of 1st draft of CO.
8. ICON timeline for submission of final CO for signature.	[Default ≤ XX working days from receipt of Sponsor comments]
9. Sponsor timeline for CO execution.	[Default ≤ XX working days from receipt of final CO]
10. Frequency for receipt of COs by Sponsor (eg monthly, $ value).

D. Escalation Process
Indicate the process(es) to be followed if there is a material change to any of the above timelines.

Any change to the personnel named in this COMP will require notification to the other party within ten (10) business days. The COMP will be revised to note the personnel change and distributed to all parties involved.

AGREEMENT TO THIS PLAN:

Signed On Behalf of Sponsor:
Name:
Title:
Date:

Signed On Behalf of ICON:
Name:
Title:
Date:

CHANGE ORDER MANAGEMENT PLAN [Sponsor Name] [Protocol #] [Date Approved]

CHANGE NOTIFICATION FORM (CNF) CNF#
Date of Request:	Requested by: ☐ ICON ☐ Sunesis
Sunesis Protocol Number:
Sunesis Project Manager:
ICON Project Manager:
Description of the scope of change(s), and any anticipated impact to project timeline. Include start and stop dates for the new work being proposed. Attach documentation if necessary.
Sunesis Approval (Check one):

☐       Sunesis authorizes ICON to begin work immediately, up to $            , (inclusive of Fees and Expenses) on the above request. ICON will provide a full cost estimate for this request within ten (10) days of receipt of CNF.

☐       ICON will not begin work on the above request until receipt of an executed Change Order from Sunesis. ICON will provide a full cost estimate for this request within ten (10) days of receipt of CNF. ICON and Sunesis will negotiate the Change Order and any applicable attachments.

☐ ICON is requested to commence with the above detailed work immediately. ICON is requested to add this work to the Log Sheet, as item # .
☐ Sunesis does not want ICON to proceed with the commencement of the above work under any conditions.

Service Provider Signature / Date	Sponsor Authorized Signature / Date
Print Name and Title	Print Name and Title
[Telephone #]	[Telephone #]
[Fax #]	[Fax #]
Sunesis will not be obligated to reimburse ICON for Fees or Expenses associated with scope change(s) that are not approved by Sunesis with a CNF or formal Change Order.

CHANGE ORDER MANAGEMENT PLAN [Sponsor Name] [Protocol #] [Date Approved]

ICON-CLIENT NAME

CHANGE ORDER LOG

ICON PROJEC Insert ICON Project Number

CLIENT NUMI Insert Client Number/Reference

Date Submitte 20-Feb-09

ICON Project Insert ICON Project Manager Name

Client Contact Insert Client Contact Name

Currency

			DESCRIPTION APPROVAL			ESTIMATED COSTS				FINAL COSTS
Change Order #	Description of Change	Requested by	Decision (Agree, Denied, Under Discussion)	Client Operations Approval (Name/ Date)	Client Outsourcing Approval (Name/Date)	Direct Fees	Pass Through	Investigator Grants	Total	Direct Fees	Pass Through	Investigator Grants	Total
			Decision	Last Name /DD-MO- Year	Last Name /DD-MO- Year
Original Contract/Work Order Value:										0.00	0.00	0.00	0.00
1.1									0.00			0.00	0.00
1.2									0.00				0.00
Change Order #1 Total						0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
2.1									0.00				0.00
2.2									0.00				0.00
Change Order #2 Total						0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
3.1									0.00				0.00
3.2									0.00				0.00
Change Order #3 Total						0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00

Revised Contract/Work Order Value:						0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00

COSTS APPROVAL
Change Order #	Decision (Agree, Denied, Under Discussion)	Client Operations Approval (Name/Date)	Client Outsourcing Approval (Name/ Date)	Comments
	Decision	Last Name /DD-MO- Year	Last Name /DD-MO- Year
Original Contract/Work Order Value:
1.1
1.2
Change Order #1 Total
2.1
2.2
Change Order #2 Total
3.1
3.2
Change Order #3 Total

Revised Contract/Work Order Value: